                                                                    Exhibit (g4)

                   AMENDED AND RESTATED DELEGATION AGREEMENT
                   -----------------------------------------


         AGREEMENT, dated as of ________ __, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and TIFF INVESTMENT PROGRAM, INC., a Maryland corporation (the "Fund").

         WHEREAS, Delegate currently acts as Delegate to the Fund pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Fund dated as of May 12, 1998; and

         WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and Fund desire to amend and restate the Old Agreement in accordance with the terms hereof; and

         WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

         WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Definitions
         -----------

         Capitalized terms in this Agreement have the following meanings:

         a.       Authorized Representative
                  -------------------------

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b.       Board
                  -----

                  Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

         c.       Country Risk
                  ------------

                  Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         d.       Eligible Foreign Custodian
                  --------------------------

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

         e.       Foreign  Assets
                  ---------------

                  Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         f.       Foreign Custody Manager
                  -----------------------

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

         g.       Securities Depository
                  ---------------------

                  Securities Depository has the meaning set forth in Rule 17f-4(a).

         h.       Monitor
                  -------

                  Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.       Representations
         ---------------

         a.       Delegate's Representations
                  --------------------------

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b.       Fund's Representations
                  ----------------------

                  Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       Jurisdictions and Depositories Covered
         --------------------------------------

         a.       Initial Jurisdictions and Depositories
                  --------------------------------------

                  The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's
          -----------
responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix A2. Upon the
                                                      -----------
creation of a new Securities Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Securities Depository will
-----------
automatically be deemed to be listed in Appendix A2 and will be covered by the
                                        -----------
terms of this Agreement.

         b.       Added Jurisdictions and Depositories
                  ------------------------------------

                  Jurisdictions and related Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form
   -----------     -----------
of Appendix B. Delegate's responsibility and authority with respect to any
   ----------
jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such
                                                       ----------
jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.
                                                                 ----------
         c.       Withdrawn Jurisdictions
                  -----------------------

                  Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       Delegation of Authority to Act as Foreign Custody Manager
         ---------------------------------------------------------

         a.       Selection of Eligible Foreign Custodians
                  ----------------------------------------

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

         b.       Contracts With Eligible Foreign Custodians
                  ------------------------------------------

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.       Monitoring of Eligible Foreign Custodians and Contracts
         -------------------------------------------------------

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining

Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.       Securities Depositories
         -----------------------

         a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto.
                                     -----------

         b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto on a continuing basis, and
                                -----------
shall promptly notify the Fund or its investment adviser of any material change in such risks.

7.       Guidelines and Procedures for the Exercise of Delegated Authority
         -----------------------------------------------------------------

         a.    Board's Conclusive Determination Regarding Country Risk
               -------------------------------------------------------

               In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

               Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

         b.    Selection of Eligible Foreign Custodians
               ----------------------------------------

               In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

               i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

               ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

               iii. The Eligible Foreign Custodian's general reputation and standing;

               iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

               v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this
                                                        ----------
                      Agreement; and

         c.    Evaluation of Written Contracts
               -------------------------------

               In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d.    Monitoring of Eligible Foreign Custodians
               -----------------------------------------

               In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result
                                  ----------
of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.       Standard of Care
         ----------------

         a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

         b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       Reporting Requirements
         ----------------------

         Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.      Provision of Information Regarding Country Risk
         -----------------------------------------------

         With respect to the jurisdictions listed in Appendix A1, or added
                                                     -----------
thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the World(TM), a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix
                                                                       --------
E to this Agreement. Such information relating to Country Risk shall be updated
-
from time to time as the Delegate deems necessary.

11.      Limitation of Liability.
         -----------------------

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

               i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

               ii. Any information which the Delegate provides or does not provide under Section 10 hereof;

               iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      Effectiveness and Termination of Agreement
         ------------------------------------------

         This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.      Authorized Representatives and Notices
         --------------------------------------

         The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a
                                  ----------
party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      Governing Law
         -------------

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     INVESTORS BANK & TRUST COMPANY


                                     By: ____________________________________
                                     Name:
                                     Title:

                                     TIFF INVESTMENT PROGRAM, INC.


                                     By: ____________________________________
                                     Name:
                                     Title:

List of Appendices
------------------

         A1 -- Jurisdictions Covered

         A2 - Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

                                   APPENDIX A1
                                   -----------

                              Jurisdictions Covered
                              ---------------------

                       Argentina                     Kenya
                       Austria                       South Korea
                       Australia                     Latvia
                       Bahrain                       Lebanon
                       Bangladesh                    Lithuania
                       Belgium                       Luxembourg
                       Bermuda                       Malaysia
                                                     Mauritius
                       Botswana                      Mexico
                       Brazil                        Morocco
                       Bulgaria                      Namibia
                       Canada                        Netherlands
                       Chile                         New Zealand
                                                     Norway
                       China                         North Korea
                                                     Oman
                       Colombia                      Pakistan
                       Costa Rica
                       Croatia                       Papau New Guinea
                       Cyprus                        Peru
                       Czech Republic                Philippines
                       Denmark                       Poland
                       Ecuador                       Portugal
                       Egypt                         Romania
                       Estonia                       Russia
                       Euroclear                     Singapore
                       Finland                       Slovak Republic
                       France                        Slovenia
                       Germany                       South Africa
                       Ghana                         South Korea
                                                     Spain
                       Greece                        Sri Lanka
                       Hong Kong                     Swaziland
                       Hungary                       Sweden
                       Iceland                       Switzerland
                       India                         Taiwan
                       Indonesia                     Thailand
                       Ireland                       Turkey
                       Israel                        Ukraine
                       Italy                         United Kingdom
                                                     Uruguay
                       Japan                         Venezuela
                       Jordan                        Zambia
                       Kazakhstan                    Zimbabwe

                                  APPENDIX A2
                                  -----------

                        Securities Depositories Covered
                        -------------------------------

                                  APPENDIX B
                                  ----------

                        Additional Jurisdictions Covered
                       ---------------------------------


         Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:



                  [insert additional countries/depositories]






INVESTORS BANK & TRUST COMPANY

By:  ___________________________________

Name:

Title:


TIFF INVESTMENT PROGRAM, INC.


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                  APPENDIX C
                                  ----------

                  Additional Factors and Criteria To Be Applied
                 in the Selection of Eligible Foreign Custodians
                That Are Banking Institutions or Trust Companies
                ------------------------------------------------

         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

_________         None

_________         Other (list below):

                                   APPENDIX D
                                   ----------

                      Factors and Criteria To Be Applied
               in the Establishing Systems For the Monitoring of
                  Foreign Custody Arrangements and Contracts
                  ------------------------------------------


          In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

          1.   Operating performance

          2.   Established practices and procedures

          3.   Relationship with market regulators

          4.   Contingency planning

                                   APPENDIX E
                                   ----------

                       Information Regarding Country Risk
                       ----------------------------------


         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in Article 3, the following information:


1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)  Access to books and records by the Fund's accountants

         b)  Ability to recover assets in the event of bankruptcy of a custodian

         c)  Ability to recover assets in the event of a loss

         d)  Likelihood of expropriation or nationalization, if available

         e)  Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a)  Delivery versus payment

         b)  Settlement method

         c)  Currency restrictions

         d)  Buy-in practice

         e)  Foreign ownership limits

         f)  Unique market arrangements

                                   APPENDIX F
                                   ----------

                           Authorized Representatives
                           --------------------------

The names and addresses of each party's authorized representatives are set forth below:

         A.  Board


         With a copy to:


         B.  Delegate

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention: Carol Lowd, Director, Client Management
                  Fax: (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention: Andrew S. Josef, Assistant General Counsel
                  Fax: (617) 946-1929